UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2014
Date of Report (Date of earliest event reported)

GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33601 (Commission File Number)	74-2785449 (IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150
San Antonio, Texas 78249
(210) 308-8267
 (Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 5, 2014, GlobalSCAPE, Inc (“GlobalSCAPE” or the “Company”) issued a press release announcing financial results for the Company’s third quarter of fiscal year 2014. Subsequent to issuing the press release and in connection with finalizing its Quarterly Report on Form 10-Q for the period ended September 30, 2014, the Company corrected certain of the information in the financial statements included as part of the press release. These corrections related to the balance sheet classification of certain federal income tax items arising in connection with the exercise of options to purchase the Company’s common stock. These corrections did not affect the Company’s total revenues or net income as announced on November 5, 2014.

The Company has included with this amended Report the corrected versions of the financial statements with the corrections indicated as Exhibit 99.1. The information included in this amended Report, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Financial Statements as of and for the period ended September 30, 2014, as corrected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

By:   /s/ James W. Albrecht,Jr.
James W. Albrecht, Jr.
Chief Financial Officer
Dated: November 13, 2014